As filed with the Securities and Exchange Commission on June 29, 2006

                                                      Registration No. 333-50230

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         AMERICAN BIO MEDICA CORPORATION
                 (Name of Small Business Issuer in its charter)


               New York                                      14-1702188
    (State or other jurisdiction of                         (IRS Employer
    incorporation of organization)                       Identification No.)

                                 122 Smith Road
                           Kinderhook, New York 12106
                                  800-227-1243
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)

                                 Stan Cipkowski
                             Chief Executive Officer
                                 122 Smith Road
                           Kinderhook, New York 12106
                                  800-227-1243

            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                            Richard L. Burstein, Esq
                  Tuczinski, Cavalier, Burstein & Collura, P.C.
                           54 State Street, Suite 803
                             Albany, New York 12207
                                 (518) 463-3990

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. thereto filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 (File No. 333-50230) filed with the Securities and Exchange Commission on November 17, 2000 (the "Registration Statement"), by American Bio Medica Corporation (the "Company") relating to the registration of 1,408,450 common shares and 953,983 common shares issuable upon exercise of certain warrants.

         Pursuant to an undertaking made in Item 28 of the Registration Statement to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering, the Company hereby removes from registration 400,000 common shares issuable upon the exercise of warrants registered pursuant to Registration Statement File No. 333-50230. The warrants have expired by their terms. This represents all of the securities that remain unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kinderhook, State of New York, on June 29, 2006.

                                               American Bio Medica Corporation

                                               By: /s/ Stan Cipkowski
                                                   -----------------------------
                                                   Stan Cipkowski
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 has been signed below by the following persons in the capacities indicated on June 29, 2006.

            Signature                                                Title
            ---------                                                -----
 /s/ Stan Cipkowski                                     Chief Executive Officer and Director
--------------------------------                        (Principal Executive Officer)
Stan Cipkowski

/s/ Edmund M. Jaskiewicz                                President and Chairman of the Board of Directors
------------------------
Edmund M. Jaskiewicz

/s/ Keith E. Palmer                                     Principal Financial Officer, Executive Vice
-------------------                                     President and Treasurer
Keith E. Palmer                                         (Principal Accounting Officer)


/s/ Richard P. Koskey                                   Director
---------------------
Richard P. Koskey

/s/ Daniel W. Kollin                                    Director
--------------------
Daniel W. Kollin

/s/ Carl A. Florio                                      Director
------------------
Carl A. Florio

/s/ Anthony G. Costantino, Ph.D.                        Director
--------------------------------
Anthony G. Costantino, Ph.D.